                                 HENRY SCHEIN
                                 NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747

                                     FOR:     Henry Schein, Inc.
                                     CONTACT: Steven Paladino
                                              Executive Vice President and Chief
                                              Financial Officer
                                              steven.paladino@henryschein.com
                                              (631) 843-5500

                                              Susan Vassallo
                                              Director, Investor and
                                              Public Relations
                                              susan.vassallo@henryschein.com
FOR IMMEDIATE RELEASE                         (631) 843-5562

        HENRY SCHEIN FOURTH QUARTER NET SALES UP 26% TO $1.2 BILLION

 Diluted EPS of $0.33 after $0.10 charge related to influenza vaccine contract

MELVILLE, N.Y. - March 1, 2005 - Henry Schein, Inc. (Nasdaq NM: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended December 25, 2004. On
January 31, 2005 the Company announced a 2-for-1 stock split, in the form of a 100% stock dividend, which was paid on February 28, 2005 to shareholders of record as of February 15, 2005. Therefore, share and per-share figures in this news release are provided on a post-split basis.
         Net sales for the fourth quarter of 2004 were a record $1.19 billion, an increase of 26.1% from the fourth quarter of 2003 (See Exhibit A for details of sales growth). This increase includes 24.3% local currency growth (9.0% internally generated and 15.3% from acquisitions) and 1.8% related to foreign currency exchange.
         Fourth quarter net income was $29.6 million and earnings per diluted share was $0.33. Fourth quarter financial results reflect a pre-tax one-time charge of $13.2 million ($8.4 million post-tax, or $0.10 per diluted share) associated with the Company's agreement with Chiron Corporation (Nasdaq
NM: CHIR) to distribute Fluvirin(R) influenza vaccine in 2005. The Company has recognized this charge in the fourth quarter, in accordance with accounting rules, due to the significant uncertainty of availability of Fluvirin for 2005, based solely on public statements and public information. This charge was described in Henry Schein's third quarter 2004 earnings release dated
October 26, 2004. On a comparable basis, excluding this charge, net income for the fourth quarter of 2004 was $37.9 million, up 6.7% compared with the fourth quarter of 2003, and diluted EPS was $0.43, up 10.3% (See Exhibit B for details).
        "Record net sales for the fourth quarter reflect excellent growth in each of our business groups. Internal growth in local currencies was well ahead of our estimates for growth in the markets we serve and was complemented by several strategic acquisitions," said Stanley M. Bergman, Chairman, Chief Executive Officer and President of

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


Henry Schein. "Strong fourth quarter sales growth contributed to full-year net sales in excess of $4 billion, representing achievement of another financial milestone for our company."
         For the quarter, Dental sales increased by 20.2%, including 19.7% growth in local currencies (18.0% internally generated and 1.7% from acquisitions) and 0.5% related to foreign currency exchange. Of the 19.7% local currency growth, Dental consumable merchandise sales increased 18.5% (17.6% internal growth) and Dental equipment sales and service revenues were up 22.8% (19.1% internal growth).
         "Internal growth by our Dental Group was more than three times our estimate for market growth, with continued strength in both consumable merchandise and equipment sales and service revenues. Sales of the Colgate and Pentron product lines we introduced in 2004 accounted for about one-half of the local internal Dental consumable merchandise growth," explained Mr. Bergman.
         "Subsequent to the close of the fourth quarter we announced that Sullivan-Schein Dental was named an authorized dealer for Sirona Dental Systems' full line of imaging, operatory and handpiece products in the U.S., and we also announced our acquisition of Canadian full-service dental distributor Ash Temple Limited. Together with our November 2004 purchase of the full-service regional dental distributor Barton-Cyker Dental Supply and the prospects for continued strong internal growth, we are optimistic about further market-share gains by our Dental Group," he added.
         Medical sales increased 2.7% during the fourth quarter, reflecting the absence of Fluvirin sales. Excluding $35.7 million in Fluvirin sales from the fourth quarter of 2003, Medical sales growth in the fourth quarter of 2004 was 13.3% (10.2% internal and 3.1% from acquisitions) (See Exhibit C for details).
         "Net sales growth in the Medical Group's core alternate care market during the fourth quarter was 17.0% without the Fluvirin impact, reflecting, among other factors, our comprehensive offering of products and value-added services," commented Mr. Bergman. "We have entered into a multi-year agreement for influenza vaccine with ID Biomedical (Nasdaq NM: IDBE) announced in December 2004, and we are exploring multiple opportunities for sourcing influenza vaccine in 2005 and beyond, although there can be no assurance that any of the opportunities will materialize. We look forward to leveraging our proven expertise and physician relationships in the important influenza vaccine market."
         Technology and Value-Added Services Group sales grew 14.6% (essentially all internally generated), or 14.2% in local currencies during the quarter. International Group sales increased 94.1%, including 84.8% in local currencies (8.9% internally generated and 75.9% from acquisitions) and 9.3% due to foreign currency exchange.
        "Growth in Technology and Value-Added Services revenues reflects continued strength in our software and electronic services businesses. International Group internal sales gains in local currencies outpaced our estimate for market growth by several percentage points, while total International Group sales growth was significantly bolstered by the acquisition of the Demedis full-service businesses in Germany and the Benelux countries, and the KRUGG direct-marketing dental business in Italy. Integrating the acquired businesses into Henry Schein is proceeding

                                    -more-
according to our plans and we are optimistic about further international success, particularly in Europe," Mr. Bergman added.
         The fourth quarter operating margin decline is reflective of the absence of Fluvirin sales and the $13.2 million one-time charge related to the Chiron contract. Cash flow from operations for the fourth quarter of 2004 was $133.4 million, compared with $110.8 million for the fourth quarter of 2003.

Stock Repurchase Plan
         In June 2004 the Company announced a share repurchase program of up to $100 million worth of common stock, under which 258,810 post-split shares were repurchased during the fourth quarter at an average price of $30.58 per share. The impact of the repurchase of shares under this program on fourth quarter diluted EPS was not meaningful. To date under this program, 1,168,810 post-split shares have been repurchased at an average price of $31.01 per share.

2005 EPS Guidance
         Due to the significant uncertainty of the situation regarding the availability of Fluvirin influenza vaccine from Chiron, Henry Schein is providing guidance both excluding and including that product. If Chiron is not able to re-enter the influenza vaccine market this year, Henry Schein expects 2005 diluted earnings per share in the range of $1.73 to $1.77 post split. This represents mid-teens percentage diluted EPS growth over 2004, excluding the $0.10 one-time charge related to the Fluvirin contract. This guidance assumes no significant increase in sales of other manufacturers' influenza vaccine products over 2004 levels. Should Henry Schein receive its full allotment of Fluvirin product for 2005, the Company expects diluted earnings per share in the range of $2.00 to $2.04 post split. This equals previous guidance, adjusted only for the stock split.
         Henry Schein expects that growth will accelerate during the second half of 2005 compared with the first half, due to first half expenses associated with relocation to a new corporate headquarters building, seasonality changes and integration costs among others. This guidance does not include the impact of expensing of stock options for the second half of the year (per Financial Accounting Standards No. 123(R)). The Company noted that all 2005 guidance is for current operations including completed acquisitions, and does not include the impact of potential future acquisitions.

Fourth Quarter Conference Call Webcast
         The Company will hold a conference call to discuss fourth quarter financial results today, beginning at 10:00 a.m. Eastern Time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

                                 - more -

About Henry Schein
         Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 475,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company's sales reached a record $4.1 billion in 2004. The Company operates through a centralized and automated distribution network, which provides customers in more than 125 countries with a comprehensive selection of over 90,000 national and Henry Schein private-brand products.
         Henry Schein also offers a wide range of innovative value-added practice solutions, including such leading practice management software systems as DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics, which are installed in over 50,000 practices; and ArubA(R), Henry Schein's electronic catalog and ordering system.
         Headquartered in Melville, N.Y., Henry Schein employs nearly 10,000 people and has operations in 17 countries. For more information, visit the Henry Schein Web site at www.henryschein.com.

         In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of the Company's operations and financial condition, including factors that may affect its business and future prospects, is contained in documents the Company has filed with the SEC and will be contained in all subsequent periodic filings made with the SEC. These documents identify in detail important risk factors that could cause the Company's actual performance to differ materially from current expectations.

         Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in government regulations that affect the Company; financial risks associated with the Company's international operations; fluctuations in quarterly earnings; transitional challenges associated with acquisitions; regulatory and litigation risks; the dependence on the Company's continued product development, technical support and successful marketing in the technology segment; the Company's dependence upon sales personnel and key customers; the Company's dependence on its senior management; the Company's dependence on third parties for the manufacture and supply of its products; possible increases in the cost of shipping the Company's products or other service trouble with the Company's third-party shippers; risks from rapid technological change; and risks from potential increases in variable interest rates.

         The order in which these factors appear should not be construed to indicate their relative importance or priority. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty and has no obligation to update forward-looking statements.


                               (TABLES TO FOLLOW)

                               HENRY SCHEIN, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)




                                                             THREE MONTHS ENDED           YEARS ENDED
                                                         --------------------------    --------------------------
                                                         DECEMBER 25,   DECEMBER 27,   DECEMBER 25,   DECEMBER 27,
                                                             2004           2003           2004           2003
                                                         -----------    -----------    -----------    -----------
                                                         (UNAUDITED)    (UNAUDITED)
Net sales ............................................   $ 1,194,320    $   946,924    $ 4,060,266    $ 3,353,805
Cost of sales ........................................       874,484        693,176      2,983,860      2,426,611
                                                         -----------    -----------    -----------    -----------
       Gross profit ..................................       319,836        253,748      1,076,406        927,194
Operating expenses:
    Selling, general and administrative ..............       269,789        194,664        863,319        693,475
                                                         -----------    -----------    -----------    -----------
       Operating income ..............................        50,047         59,084        213,087        233,719
Other income (expense):
    Interest income ..................................         1,683          2,236          8,034          8,746
    Interest expense .................................        (5,748)        (4,171)       (18,115)       (18,311)
    Other, net .......................................           (83)           367            368          1,622
                                                         -----------    -----------    -----------    -----------
       Income before taxes, minority interest,
        equity in earnings of affiliates and loss
        on sale of discontinued operation ............        45,899         57,516        203,374        225,776
Taxes on income from continuing operations ...........       (16,938)       (21,396)       (75,404)       (84,378)
Minority interest in net loss (income) of subsidiaries           221           (833)        (1,486)        (2,807)
Equity in earnings of affiliates .....................           368            255          1,699            931
                                                         -----------    -----------    -----------    -----------
Net income from continuing operations ................        29,550         35,542        128,183        139,522
Loss on sale of discontinued operation,
   net of tax ........................................          --             --             --           (2,012)
                                                         -----------    -----------    -----------    -----------
Net income ...........................................   $    29,550    $    35,542    $   128,183    $   137,510
                                                         ===========    ===========    ===========    ===========
Earnings from continuing operations per share:

    Basic ............................................   $      0.34    $      0.41    $      1.47    $     1.60
                                                         ===========    ===========    ===========    ===========
    Diluted ..........................................   $      0.33    $      0.39    $      1.43    $     1.55
                                                         ===========    ===========    ===========    ===========

Loss on sale of discontinued operation, net of tax per share:

    Basic ............................................   $      --      $      --   $          --     $    (0.03)
                                                         ===========    ===========    ===========    ===========
    Diluted ..........................................   $      --      $      --   $          --     $    (0.02)
                                                         ===========    ===========    ===========    ===========

Earnings per share:
    Basic ............................................   $      0.34    $      0.41    $      1.47    $     1.57
                                                         ===========    ===========    ===========    ===========
    Diluted ..........................................   $      0.33    $      0.39    $      1.43    $     1.53
                                                         ===========    ===========    ===========    ===========

Weighted-average common shares outstanding:

    Basic ............................................        86,595         87,435         87,253         87,417
                                                         ===========    ===========    ===========    ===========
    Diluted ..........................................        88,546         90,089         89,462         89,975
                                                         ===========    ===========    ===========    ===========

Note: The above 2004 results reflect a $13.2 million pre-tax ($8.4 million post-tax) one-time charge, included in selling, general and administrative expenses, recorded in the fourth quarter of 2004, related to the Company's Fluvirin contract with Chiron Corporation. The effect that this charge had on diluted EPS for the three months and year ended December 25, 2004 was $0.10.


                                        5
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

                               HENRY SCHEIN, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)

                                                                                       DECEMBER 25,   DECEMBER 27,
                                                                                           2004           2003
                                                                                       -----------    -----------
ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $   186,621    $   157,351

    Accounts receivable, net of reserves of $44,852 and $43,203 ................           554,666        467,085
    Inventories ................................................................           486,494        385,846
    Deferred income taxes ......................................................            28,795         30,559
    Prepaid expenses and other .................................................           174,167        115,643
                                                                                       -----------    -----------
            Total current assets ...............................................         1,430,743      1,156,484
Property and equipment, net ....................................................           176,103        154,205
Goodwill .......................................................................           627,215        398,888
Other intangibles, net .........................................................           129,285         37,551
Investments and other ..........................................................            70,324         72,242
                                                                                       -----------    -----------
            Total assets .......................................................       $ 2,433,670    $ 1,819,370
                                                                                       ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $   367,213    $   278,163
    Bank credit lines ..........................................................             5,969          6,059
    Current maturities of long-term debt .......................................             3,906          3,253
    Accrued expenses:
       Payroll and related .....................................................            89,431         68,214
       Taxes ...................................................................            70,970         45,969
       Other ...................................................................           156,410        117,530
                                                                                       -----------    -----------
            Total current liabilities ..........................................           693,899        519,188
Long-term debt .................................................................           525,682        247,100
Deferred income taxes ...........................................................           66,599         32,938
Other liabilities ..............................................................            28,999          4,494

Minority interest ..............................................................            12,438         11,532
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................               --             --
   Common stock, $.01 par value, 120,000,000 shares authorized,
        86,650,428 and 87,523,946 outstanding ..................................               867            875
   Additional paid-in capital ..................................................           445,573        444,681
   Retained earnings ...........................................................           615,265        533,654
   Accumulated other comprehensive income ......................................            44,785         24,999
   Deferred compensation .......................................................              (437)           (91)
                                                                                       -----------    -----------
            Total stockholders' equity .........................................         1,106,053      1,004,118
                                                                                       -----------    -----------
            Total liabilities and stockholders' equity .........................       $ 2,433,670    $ 1,819,370
                                                                                       ===========    ===========

NOTE: Certain prior period amounts have been reclassified to conform with the current period presentation.


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

                               HENRY SCHEIN, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
         For the Periods Ended December 25, 2004 and December  27, 2003

                                                                                           THREE MONTHS ENDED
                                                                                       --------------------------
                                                                                           2004           2003
                                                                                       -----------    -----------
                                                                                       (unaudited)    (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
    Net income .................................................................       $    29,550    $    35,542

           Loss on sale of discontinued operation, net of tax ..................               --             --
                                                                                       -----------    -----------
    Net income from continuing operations ......................................            29,550         35,542
    Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
           Depreciation and amortization .......................................            18,095         10,887
           Provision for losses on trade and other accounts receivable .........             2,031          2,174
           Deferred income taxes ...............................................            10,095         (1,438)
           Stock issued to 401(k) plan .........................................               --             --
           Undistributed earnings of affiliates ................................              (368)          (255)
           Minority interest in net income (loss) of subsidiaries ..............              (221)           833
           Other ...............................................................            (2,514)         2,107
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................            (2,023)        46,130
                 Inventories ...................................................           (18,338)        (1,325)
                 Other current assets ..........................................           (18,522)       (21,850)
                 Accounts payable and accrued expenses .........................           115,635         37,947
                                                                                       -----------    -----------
Net cash provided by operating activities
   of continuing operations ....................................................           133,420        110,752
                                                                                       -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:

     Purchases of fixed assets .................................................           (13,150)        (9,933)
     Payments for business acquisitions, net of cash acquired ..................            19,654 (1)    (50,383)
     Payments related to pending business acquisitions .........................            (3,950)           --
     Purchases of marketable securities ........................................               --            (528)
     Proceeds from sales of marketable securities ..............................               --          20,515
     Proceeds from maturities of marketable securities .........................               --             900
     Other, including discontinued operation ...................................             3,010           (275)
                                                                                       -----------    -----------
Net cash provided by (used in) investing activities ...........................              5,564        (39,704)
                                                                                       -----------    -----------
 CASH FLOWS FROM FINANCING ACTIVITIES:

     Proceeds from issuance of long-term debt ..................................               --             --
     Payments for debt issuance costs ..........................................              (627)           --
     Net payments on bank borrowings ...........................................            (1,258)          (862)
     Repayment of debt assumed in business acquisitions ........................               --             --
     Principal payments on long-term debt ......................................              (295)        (1,481)
     Proceeds from issuance of stock upon exercise of stock options ............             2,172          3,970
     Payments for repurchases of common stock ..................................           (11,547)        (4,027)
     Other .....................................................................               144             (4)
                                                                                       -----------    -----------
 Net cash provided by (used in) financing activities ...........................           (11,411)        (2,404)
                                                                                       -----------    -----------
 Net change in cash and cash equivalents .......................................           127,573         68,644
 Effect of exchange rate changes on cash and cash equivalents ..................           (13,923)        (4,150)
 Cash and cash equivalents, beginning of period ................................            72,971         92,857
                                                                                       -----------    -----------
 Cash and cash equivalents, end of period ......................................       $   186,621    $   157,351
                                                                                       ===========    ===========


                                                                                            YEARS  ENDED
                                                                                       --------------------------
                                                                                           2004           2003
                                                                                       -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
    Net income .................................................................       $   128,183    $   137,510
           Loss on sale of discontinued operation, net of tax ..................               --           2,012
                                                                                       -----------    -----------
    Net income from continuing operations ......................................           128,183        139,522
    Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
           Depreciation and amortization .......................................            51,326         36,843
           Provision for losses on trade and other accounts receivable .........             3,820          6,548
           Deferred income taxes ...............................................            13,294          5,524
           Stock issued to 401(k) plan .........................................             2,805          2,300
           Undistributed earnings of affiliates ................................            (1,699)          (931)
           Minority interest in net income (loss) of subsidiaries ..............             1,486          2,807
           Other ...............................................................             1,519          2,005
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................           (35,075)       (69,543)
                 Inventories ...................................................           (28,614)       (28,781)
                 Other current assets ..........................................           (13,919)       (16,957)
                 Accounts payable and accrued expenses .........................            67,873         49,506
                                                                                       -----------    -----------
Net cash provided by operating activities
   of continuing operations ....................................................           190,999        128,843
                                                                                       -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:

     Purchases of fixed assets .................................................           (37,837)       (38,978)
     Payments for business acquisitions, net of cash acquired ..................          (132,375)      (118,180)
     Payments related to pending business acquisitions .........................           (17,439)           --
     Purchases of marketable securities ........................................               --         (39,667)
     Proceeds from sales of marketable securities ..............................            14,472         40,619
     Proceeds from maturities of marketable securities .........................               --          39,030
     Other, including discontinued operation ...................................               627           (946)
                                                                                       -----------    -----------
 Net cash provided by (used in) investing activities ...........................          (172,552)      (118,122)
                                                                                       -----------    -----------
 CASH FLOWS FROM FINANCING ACTIVITIES:

     Proceeds from issuance of long-term debt ..................................           240,000            --
     Payments for debt issuance costs ..........................................            (5,781)           --
     Net proceeds payments on bank borrowings ..................................            (7,339)          (180)
     Repayment of debt assumed in business acquisitions ........................          (135,718)           --
     Principal payments on long-term debt ......................................            (3,359)        (8,667)
     Proceeds from issuance of stock upon exercise of stock options ............            21,425         22,348
     Payments for repurchases of common stock ..................................           (82,213)       (61,754)
     Other .....................................................................              (645)          (122)
                                                                                       -----------    -----------
 Net cash provided by (used in) financing activities ...........................            26,370        (48,375)
                                                                                       -----------    -----------

 Net change in cash and cash equivalents .......................................            44,817        (37,654)
 Effect of exchange rate changes on cash and cash equivalents ..................           (15,547)        (5,646)
 Cash and cash equivalents, beginning of period ................................           157,351        200,651
                                                                                       -----------    -----------
 Cash and cash equivalents, end of period ......................................       $   186,621    $   157,351
                                                                                       ===========    ===========

----------

(1) Reflects $32.4 million received in October 2004 in connection with the divestiture and subsequent resale of DentalMV GmbH, as previously disclosed in the Company's Q3 2004 Form 10-Q, which was treated as a reduction of purchase price of the Demedis Group acquired in June 2004.

NOTE: Certain prior period amounts have been reclassified to conform with the current period presentation.


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

EXHIBIT A

                               HENRY SCHEIN, INC.
                        2004 FOURTH QUARTER AND FULL YEAR
                            SALES GROWTH RATE SUMMARY
                                   (UNAUDITED)

                                                                                       Q4 2004 OVER Q4 2003
                                                        -------------------------------------------------------------------------
                                                        CONSOLIDATED      DENTAL         MEDICAL     INTERNATIONAL    TECHNOLOGY
                                                        ------------    -----------    ------------  -------------   ------------
Internal                                                     9.0%          18.0%           -0.2%          8.9%          14.0%

Acquisitions                                                15.3%           1.7%            2.9%         75.9%           0.2%

Divestiture                                                   --             --              --            --             --
                                                        ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                            24.3%          19.7%            2.7%         84.8%          14.2%

Foreign Currency Exchange                                    1.8%           0.5%             --           9.3%           0.4%
                                                        ------------    -----------    ------------  -------------   ------------
     TOTAL SALES GROWTH                                     26.1%          20.2%            2.7%         94.1%          14.6%
                                                        ============    ===========    ============  =============   ============


                                                                            FULL YEAR 2004 OVER FULL YEAR 2003
                                                        -------------------------------------------------------------------------
                                                        CONSOLIDATED      DENTAL         MEDICAL     INTERNATIONAL    TECHNOLOGY
                                                        ------------    -----------    ------------  -------------   ------------
Internal                                                     7.5%          14.1%            1.0%          6.5%          10.4%

Acquisitions                                                12.1%           2.8%            7.1%         47.2%           1.9%

Divestiture                                                 -0.6%            --              --          -3.7%            --
                                                        ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                            19.0%          16.9%            8.1%         50.0%          12.3%

Foreign Currency Exchange                                    2.1%           0.5%             --          11.0%           0.2%
                                                        ------------    -----------    ------------  -------------   ------------
     TOTAL SALES GROWTH                                     21.1%          17.4%            8.1%         61.0%          12.5%
                                                        ============    ===========    ============  =============   ============


                                       8
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

EXHIBIT B

                               HENRY SCHEIN, INC.
                        2004 FOURTH QUARTER AND FULL YEAR
                 DETAILS OF "COMPARABLE BASIS" GROWTH COMPARISON
                            INCOME STATEMENT SUMMARY
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                             FOURTH QUARTER          %                 FULL YEAR             %
                                                           2004         2003       GROWTH         2004           2003      GROWTH
As Reported
-----------------------------------------------------------------------------------------------------------------------------------
Net Sales                                              $1,194,320    $946,924      26.1%      $4,060,266    $3,353,805     21.1%
Operating Income                                           50,047      59,084     -15.3%         213,087       233,719     -8.8%
Margin                                                       4.2%        6.2%       -205 bp         5.2%          7.0%     -172 bp
Net Income from Continuing Operations                     $29,550     $35,542     -16.9%        $128,183      $139,522     -8.1%
Diluted EPS from Continuing Operations                       0.33        0.39     -15.4%            1.43          1.55     -7.7%
Net Income                                                $29,550     $35,542     -16.9%        $128,183      $137,510     -6.8%
Diluted EPS                                                  0.33        0.39     -15.4%            1.43          1.53     -6.5%
-----------------------------------------------------------------------------------------------------------------------------------


Add: One Time Charge Related to Influenza
  Vaccine Contract (1)
Net Sales                                                    --          --                         --            --
Operating Income                                          $13,246        --                      $13,246          --
Net Income from Continuing Operations                       8,358        --                        8,358          --
Diluted EPS from Continuing Operations                       0.10        --                         0.10          --
Net Income                                                  8,358        --                        8,358          --
Diluted EPS                                                  0.10        --                         0.10          --


Subtract: Gain on Real Estate Transactions (2)
Net Sales                                                    --          --                         --            --
Operating Income                                             --          --                         --            --
Net Income from Continuing Operations                        --          --                         --          $ (454)
Diluted EPS from Continuing Operations                       --          --                         --           (0.00)
Net Income                                                   --          --                         --            (454)
Diluted EPS                                                  --          --                         --           (0.00)


Comparable Basis
-----------------------------------------------------------------------------------------------------------------------------------
Net Sales                                              $1,194,320    $946,924      26.1%      $4,060,266    $3,353,805     21.1%
Operating Income                                           63,293      59,084       7.1%         226,333       233,719     -3.2%
Margin                                                       5.3%        6.2%        -94 bp         5.6%          7.0%     -139 bp
Net Income from Continuing Operations                     $37,908     $35,542       6.7%        $136,541      $139,068     -1.8%
Diluted EPS from Continuing Operations                       0.43        0.39      10.3%            1.53          1.55     -1.3%
Net Income                                                $37,908     $35,542       6.7%        $136,541      $137,056     -0.4%
Diluted EPS                                                  0.43        0.39      10.3%            1.53          1.53      0.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) In the fourth quarter of 2004, there was a $13.2 million pre-tax ($8.4 million post-tax) one time charge associated with an agreement with Chiron Corporation to distribute Fluvirin influenza vaccine. This one-time charge was included in the "Selling, general and administrative" expense line on the statements of income.

(2) In the first quarter of 2003, there was a $726 thousand pre-tax ($454 thousand post-tax) gain related to a real estate transaction. This gain was included in the "Other, net" line on the statements of income.

USE OF NON-GAAP MEASURES: The above information includes financial measures that are not calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP"). The above table reconciles operating income from continuing operations, net income and diluted earnings per share, the Company's most directly comparable measure calculated and presented in accordance with GAAP, to comparable amounts as adjusted to eliminate the effect of one-time items.

Management eliminated the effect of such one-time items to assist in evaluating the underlying operational performance of the Company's business, excluding such one-time items, over the periods presented. Management believes that this presentation is appropriate and facilitates such an evaluation by management, investors and analysts. This measure should be considered supplemental to, and not a substitute for or superior to, financial measures calculated in accordance with GAAP.

                                        9
                                     -more-

EXHIBIT C

                               HENRY SCHEIN, INC.
                        2004 FOURTH QUARTER AND FULL YEAR
                         MEDICAL SALES GROWTH COMPARISON
                              NET SALES BY CATEGORY
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                              Fourth Quarter                           % Growth
                                                        ---------------------------       ---------------------------------------
                                                           2004             2003           Total       Internal      Acquisition
                                                        ----------       ----------       -------     ----------    -------------
Medical Net Sales                                        $390,383         $380,175          2.7%         -0.2%           2.9%

Subtract: Fluvirin Sales(1)                                  --             35,701

Medical Net Sales Excluding Fluvirin                     $390,383         $344,474         13.3%         10.2%           3.1%


                                                                 Full Year                             % Growth
                                                        ---------------------------       ---------------------------------------
                                                           2004             2003           Total       Internal      Acquisition
                                                        ----------       ----------       -------     ----------    -------------
Medical Net Sales                                      $1,446,060       $1,338,084          8.1%          1.0%           7.1%

Subtract: Fluvirin Sales(1)                                  --            130,155

Medical Net Sales Excluding Fluvirin                   $1,446,060       $1,207,929         19.7%         11.9%           7.8%

----------

(1) 2004 financial results were adversely impacted by the absence of Fluvirin influenza vaccine in 2004, as previously announced.

USE OF NON-GAAP MEASURES

The above 'Medical Sales Growth Comparison' net sales excluding Fluvirin is a financial measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP"). The above table reconciles medical net sales, the Company's most directly comparable measure calculated and presented in accordance with GAAP, to 'medical net sales excluding Fluvirin' as adjusted to eliminate the effect of 2003 Fluvirin sales.

Management eliminated the effect of 2003 Fluvirin sales to assist in evaluating the underlying operational performance of the Company's medical business, excluding Fluvirin, over the periods presented. Management believes that this presentation is appropriate and facilitates such an evaluation by management, investors and analysts. This measure should be considered supplemental to, and not a substitute for or superior to, financial measures calculated in accordance with GAAP.

                                       10
                                       ###